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                                                                   EXHIBIT 10.13


                  AMENDED AND RESTATED SEVERANCE AGREEMENT
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     THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (Agreement) is entered into
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effective as of August 20, 1999 (superceding the Agreement dated November 20,
1998 as amended February 19, 1999), by and between Varian Medical Systems, Inc., a Delaware corporation (the Company), and Joseph Phair, an employee of the
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Company (Employee).
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     The Company's Board of Directors (the Board) has determined that it is in
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the best interest of the Company and its stockholders for the Company to engage in a reorganization (the "Triple Spin") pursuant to which the Company will be
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divided into three distinct entities with separate management (the "Post-Spin
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Companies"). The Board has further determined that the services of Employee will
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no longer be required after the consummation of the Triple Spin and believes that it is appropriate to reward the Employee for Employees previous service to the Company and to provide Employee with an incentive to remain in the employ of the Company pending the successful completion of the Triple Spin.

     In view of the foregoing, the Company and Employee agree as follows:

     1.   RESIGNATION; OTHER TERMINATIONS.
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          (a) Upon the consummation of the Triple Spin or upon such earlier date as mutually agreed by the parties (the "Termination Date"), Employee shall resign as a director and/or officer of the Company and, on such future date selected by the Company's Chief Executive Officer, also resign as a director and/or officer of each of the Company's direct or indirect subsidiaries or affiliated companies with respect to which Employee held such a position on the Termination Date or thereafter, and will become an inactive employee of the Company (in which capacity Employee will not be expected to perform any regular work for the Company), and will remain an inactive employee for the period set forth in Section 3.(a)(iv), or upon conclusion of which employee shall, at Employee's election, either resign or retire from the Company. In addition, Employee shall resign as of the Termination Date as a member of each committee of the Companies on which he was then serving and as a director, officer, trustee or representative of any of the Companies. For purposes of this Agreement, the term "Companies" shall include the Company and each of its direct
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or indirect majority-owned subsidiaries.

          (b) It is anticipated that Employee will remain in the employ of the Company and continue to perform Employee's regular duties until the
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Termination Date. If prior to the Termination Date Employee voluntarily terminates employment for any reason or Employee's employment is terminated by the Company for Cause, or in the event of the death, Disability or Retirement of Employee prior to the Termination Date, this Agreement shall lapse upon such termination of employment and be of no further force or effect. If the Company terminates the employment of Employee prior to the Termination Date without Cause, Employee shall be entitled to the payments and benefits provided herein and for purposes of determining such payments and benefits, the date of such termination shall be the Termination Date.

          (c) If the Company terminates Employee's employment for Cause, the Company shall pay Employee's Base Salary through the date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement.

          (d) Any termination of employment by the Company or by Employee prior to the Termination Date as described in Section l(b) or (c) (other than death) shall be communicated by written notice, specify the date of termination, state the specific basis for termination and set forth in reasonable detail the facts and circumstances of the termination in order to provide a basis for determining the entitlement to any payments under this Agreement.

          (e) If within thirty (30) days after notice of termination is given, the party to whom the notice was given notifies the other party that a Dispute exists, the parties will promptly pursue resolution of such Dispute with reasonable diligence; provided, however, that pending resolution of any such
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Dispute, the Company shall pay 75% of any amounts which would otherwise be due
Employee pursuant to Section 3 if such Dispute did not exist into escrow pending resolution of such Dispute and pay 25% of such amounts to Employee. Employee agrees to return to the Company any such amounts to which it is ultimately determined that he is not entitled.

     2.   DEFINITIONS
          -----------

          For purposes of this Agreement:

               Base Salary shall mean the annual base salary paid to Employee
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immediately prior to the Termination Date, provided that such amount shall in no event be less than the annual base salary paid to Employee during the one (1) year period immediately prior to the Termination Date.

               Cause shall mean:
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               (i) The continued willful failure of Employee to perform
Employee's duties to the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice

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thereof (specifying the particulars thereof in reasonable detail) and a reasonable I opportunity to be heard and cure such failure are given to Employee by the Board or a committee thereof; or

               (ii) The willful commission by Employee of a wrongful act that caused or was reasonably likely to cause substantial damage to the Company, or an act of fraud in the performance of Employee's duties on behalf of the Company; or

               (iii) The conviction of Employee for commission of a felony in connection with the performance of Employee's duties on behalf of the Company; or

               (iv) The order of a federal or state regulatory authority having jurisdiction over the Company or its operations or by a court of competent jurisdiction requiring the termination of Employees employment by the Company.

               Disability shall mean Employee's incapacity due to physical or
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mental illness such that Employee shall have become qualified to receive benefits under the Company's long-term disability plan as in effect on the Termination Date.

               Dispute shall mean a disagreement between Employee and the
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Company regarding the existence of Disability or Cause.

               Retirement shall mean Employee's actual retirement after
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reaching the normal or early retirement date provided for in the Company's
Retirement and Profit-Sharing Program as in effect on the date of Employee's termination of employment.

               Severance Period shall mean the whole and partial number of years
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determined by multiplying (i) the Severance Factor by (ii) one (1) year.

     3.   PAYMENTS AND BENEFITS UPON RESIGNATION.
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          (a) Upon the resignation or Retirement of Employee on the Termination
Date in accordance with Section l(a) and Employee's satisfaction of the Release Delivery Requirement, Employee shall be entitled to the following payments and benefits:

               (i) The Company shall pay to Employee as compensation for services rendered, no later than five (5) business days following Employee's satisfaction of the Release Delivery Requirement, a lump sum severance payment (the "Cash Severance") equal to 2.50 (the "Severance Factor") multiplied by
      ---- ---------                       --------- ------
the sum of (A) Employee's Base Salary and (B) the highest

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annual bonus paid to Employee in any of the three years ending prior to the
Termination Date under the Company's Management Incentive Plan (MIP).

               (ii) The Company shall pay to Employee as compensation for services rendered, no later than five (5) business days following the date of termination, a lump sum payment equal to a pro rate portion (based on the number of days elapsed during the year in which the "Termination Date" occurs) of Employee's target bonus under the Company's Management Incentive Plan (MIP) for the year in which the "Termination Date" occurs.

               (iii) All waiting periods for the exercise of any stock options granted to Employee and all conditions or restrictions of any restricted stock granted to Employee shall terminate, and all such options shall be exercisable in full according to their terms, and the restricted stock shall be transferred to Employee as soon as reasonably practicable thereafter. In the event that Employee's combined age and service with the Company as of the Termination Date satisfy the definition of "Retirement", the resignations described in Section 1 hereof shall constitute "retirement" for purposes of the Company's Omnibus Stock Plan.

               (iv) Employee's participation as of the Termination Date in the life, medical/dental/vision and disability insurance plans and financial/tax counseling plan of the Company shall be continued on the same terms (including any cost sharing) as if Employee were an employee of the Company (or equivalent benefits provided) until the earlier of Employee's commencement of substantially equivalent full-time employment with a new employer or twenty-four (24) months after the Termination Date; provided, however, that after the
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Termination Date, Employee shall no longer be entitled to receive Company-paid executive physicals or, upon expiration of the applicable memberships, Company-paid airline memberships. In the event Employee shall die before the expiration of the period during which the Company is required to continue Employee's participation in such insurance plans, the participation of Employee's surviving spouse and family in the Company's insurance plans shall continue throughout such period.

               (v) Employee may elect upon the "Termination Date" to purchase any automobile then in the possession of Employee and subject to a lease of which the Company is the lessor by payment to the Company of the residual value set forth in the lease, without any increase for remaining lease payments during the term or other lease breakage costs. Employee may elect to have any such payment deducted from any payments due Employee hereunder.

               (vi) Each of Employees outstanding awards under the Long Term Incentive feature of the Company's Omnibus Stock Plan (the LTIP)

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shall, within five (5) days of Employee's satisfaction of the Release Delivery I
Requirement, be settled as follows:

               (A) for the 1997 to 1999 and the 1998 to 2000 LTIP cycles, an amount equal to each such award's target payout shall be paid; and

               (B) for the 1999 to 2001 LTIP cycle, an amount equal to a pro rate portion (based on the number of days elapsed during such award cycle as of the "Termination Date") of such award's target payout shall be paid.

All LTIP awards settled on an accelerated basis shall not be discounted to take into account such early settlement.

               (vii) All payments and benefits provided under this Agreement shall be subject to applicable tax withholding.

          (b) Following Employee's termination of employment for any reason, the Company shall have the unconditional right to reduce any payments owed to Employee hereunder by the amount of any due and unpaid principal and interest on any loans by the Company to Employee and Employee hereby agrees and consents to such right on the part of the Company.

     4.   RELEASE.
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          In recognition of the consideration recited above, Employee hereby agrees to execute a release effective as of the Termination Date in favor of the Company in substantially the form attached hereto as Exhibit A and Employee acknowledges that no payments are required to be made by the Company hereunder until Employee satisfies the Release Delivery Requirement. For purposes of the Agreement, "Release Delivery Requirement" shall mean (i) the delivery of the
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release on the Termination Date in substantially the form attached hereto as
Exhibit A and (ii) the expiration of the seven-day period commencing on the date of such delivery without the Executive having revoked the release.

      5.  GENERAL.
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          (a) Employee shall retain in confidence under the conditions of the
Company's confidentiality agreement with Employee any proprietary or other confidential information known to him concerning the Company and its business so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. If required, Employee shall return to the Company any memoranda, documents or other materials proprietary to the Company.

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          (b) While employed by the Company and following the termination of such employment (other than a termination of employment by the Company other than for Cause) for a period of two (2) years, Employee shall not, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally Solicit, endeavor to entice away from the Company, any Post-Spin Company or a subsidiary of any of them (each, a Protected Party) or otherwise interfere with the
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relationship of a Protected Party with, any person who is employed by a
Protected Party or any person or entity who is, or was within the then most recent twelve (12) month period, a customer or client of a Protected Party.

          Employee acknowledges that a breach of the covenant contained in this
Section 5(b) may result in material irreparable injury to the Company for which there may be no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Section 5(b) or such other relief as may be required to specifically enforce any of the covenants in this Section 5(b). Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court in the
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State of California, County of Santa Clara, for that purpose. This Section 5(b)
shall survive any termination of this Agreement.

          (c) If litigation is brought by Employee to enforce or interpret any provision contained in this Agreement, the Company shall indemnify Employee for Employee's reasonable attorneys fees and disbursements incurred in such litigation and pay prejudgment interest on any money judgment obtained by Employee calculated at the prime rate of interest in effect from time to time at the Bank of America, San Francisco, from the date that payment should have been made under the Agreement, provided that Employee shall not have been found by the court in which such litigation is pending to have had no cause in bringing the action, or to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.

          (d) Except as provided in Section 3, the Company's obligation to pay to Employee the compensation and to make the arrangements provided in this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

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          (e) This Agreement shall inure to the benefit of and be enforceable by
(i) Employee's heirs, successors and assigns and (ii) the Post-Spin Companies.
If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Employee's heirs, successors and assigns.

          (f) For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employee:                 If to the Company

           Joseph Phair              Varian Associates, Inc.
           242 Wawona Street         3100 Hansen Way
           San Francisco, CA 94127   Palo Alto, CA 94303-1000
                                     Att: Vice President, Human
                                          Resources

or to such other address as either party furnishes to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (g) This Agreement shall constitute the entire agreement between Employee and the Company concerning the subject matter of this Agreement.

          (h) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the provisions, principles or policies thereof relating to choice or conflict of laws. The invalidity or unenforceability of any provision of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this Agreement, and, except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Section 5(h) shall survive any termination of this Agreement.

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          (i) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties acknowledge that they have read and understand the terms of this Agreement and have executed this Agreement to be effective as of August 20, 1999.

     VARIAN ASSOCIATES, INC.                      EMPLOYEE


/s/ Richard M. Levy                               /s/ Joseph B. Phair
------------------------                          -----------------------
By:     Richard M. Levy                           Joseph B. Phair
Title:  President and Chief Executive Officer

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